SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 13, 2001
(Date of earliest event reported)

MICRO GENERAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-8358	95-2621545

(State or other jurisdiction of incorporation)	(Commission File Number) Number)	(IRS Employer Identification

2510 Red Hill Avenue, Santa Ana, California	92705

(Address of principal executive offices)	(Zip Code)

(949) 622-4444
(Registrant’s telephone number, including area code)

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of September 30, 2001
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations For the Year Ended December 31, 2000
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations For the Nine Months Ended September 30, 2001
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
Independent Auditors’ Report
Consolidated Balance Sheet December 31, 2000
Consolidated Statement of Operations Period from May 12, 2000 (inception) through December 31, 2000
Consolidated Statement of Shareholders’ Equity Period from May 12, 2000 (inception) through December 31, 2000
Consolidated Statements of Cash Flows Period from May 12, 2000 (inception) through December 31, 2000
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Capital Structure
Preferred Stock
Conversion Rights
Dividends
Liquidation
SIGNATURE
EXHIBIT 23.1

        This Form 8-K/A, Amendment No. 1, is being filed to amend the Current Report on Form 8-K of Micro General Corporation, which was filed with the Securities and Exchange Commission on December 19, 2001 (the "Original Report"). Item 7 of the Original Report is hereby amended and restated in its entirety as set forth below. Item 7 is hereby incorporated into the Original Report pursuant to this amendment. Except as set forth below, there has been no change in the information reported in, or the exhibits filed with, the Original Report.

Item 2. Acquisition or Disposal of Assets
Item 7. Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX EXHIBIT 23.1 EXHIBIT 99.1 EXHIBIT 99.2 EXHIBIT 99.3

ITEM 2. ACQUISITION OR DISPOSAL OF ASSETS

        Effective November 1, 2001, Micro General Corporation, a Delaware corporation (the "Registrant"), pursuant to Stock Purchase Agreements with Beyond Ventures, LLC and MGEN Tech Fund I, L.P., acquired 100 percent of the common stock (1,250,000 shares) of RealEC Technologies, Inc., a Delaware corporation. The MGEN Tech Fund I, L.P. is an investment group whose general partner is Ratisbon, LLC, of which William P. Foley, II is the sole member, and whose limited partners include Messrs. Foley, Patrick Stone, John R. Snedegar, Joseph E. Root and Jeffrey A. Sanderson, among others. Mr. Dwayne Walker is the Managing Partner of Beyond Ventures. Messrs. Foley, Stone, Snedegar and Walker are members of our board of directors. Mr. Snedegar is also our Chief Executive Officer. Mr. Root is our Senior Vice President, General Counsel and Secretary. Mr. Sanderson is our President.

        In consideration for the acquisition of the common stock, Micro General Corporation transferred to Beyond Ventures, LLC 30,779 shares of the Micro General Corporation's common stock and to MGEN Tech Fund I, L.P., 123,114 shares of the Registrant's common stock. The consideration for the acquisition was determined based on a per share price of $10.24 for Micro General Corporation common stock, which was the average price of Micro General Corporation's common stock less a 10% discount for the restricted nature of the shares granted to effect the purchase. The number of Micro General shares exchanged (153,893) was calculated based on a per share of $1.305 for RealEC Technologies' common stock, which was the per share purchase price in RealEC Technologies' latest equity financing to an outside independent party which closed on October 25, 2001. Combined with the Micro General Corporation's convertible preferred stock position, Micro General Corporation now owns 56 percent of RealEC Technologies on a diluted basis assuming conversion of all convertible preferred stock. Effective November 1, 2001, Micro General Corporation will consolidate RealEC Technologies results with its results of operations.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired

The following financial statements of RealEC Technologies, Inc. are included in this report:

(b)	Pro forma financial information: The pro forma financial data required to be filed by Item 7(b) of Form 8-K are included herein.

(c)	Exhibits

23.1	Consent of KPMG LLP, with respect to the audited consolidated financial statements of RealEC Technologies, Inc. and its subsidiary.
99.1	Stock Purchase Agreement with Beyond Ventures, LLC dated November 1, 2001 (incorporated by reference from Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed December 19, 2001).

99.2	Stock Purchase Agreement with MGEN Tech Fund I, L.P., dated November 1, 2001 (incorporated by reference from Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed December 19, 2001).

99.3	Press Release of the Registrant dated December 13, 2001, announcing the acquisition of RealEC Technologies, Inc., a Delaware corporation (incorporated by reference from Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed December 19, 2001).

Micro General Corporation
Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet
as of September 30, 2001

						Combined
	Micro General	RealEC	Pro Forma			Micro General
	September 30, 2001	September 30, 2001	Adjustments			& RealEC

Current assets:

Cash and cash equivalents	$7,862,635	$203,519	$			$8,066,154

Trade accounts receivable, net	4,225,896					4,225,896

Trade accounts receivable due from affiliates	16,788,480	537,226		(1,550,000	)(a),(d)	15,775,706

Prepaid expenses and other assets	7,347,370	29,137				7,376,507

Total current assets	36,224,381	769,882		(1,550,000	)(a),(d)	35,444,263

Property and equipment, net	26,222,065	1,401,152				27,623,217

Goodwill, net	11,112,234	2,237,383		2,361,404	(a)	15,711,021

Capitalized software, net	972,517	1,125,436				2,097,953

Investments	1,660,893			(1,660,893	)(a)

Total assets	$76,192,090	$5,533,853		$(849,489)		$80,876,454

Current liabilities:

Accounts payable and accrued expenses	$13,076,122	$62,839		$50,000	(b)	$13,188,961

Income and other taxes payable	978,280	4,920				983,200

Trade accounts payable due to Micro General		5,162,391		(5,162,391	)(d)

Deferred revenues	2,306,659					2,306,659

Other current liabilities	465,476	6,125				471,601

Current portion of notes payable	7,498,800					7,498,800

Current portion of capital lease with affiliate	483,462					483,462

Total current liabilities	24,808,799	5,236,275		(5,112,391)		24,932,683

Capital lease with affiliate	1,119,393					1,119,393

Deferred revenue	3,866,772					3,866,772

Notes payable	1,458,231					1,458,231

Amounts and note payable to affiliate	5,265,408	50,000		(50,000	)(d)	5,265,408

Other long term liabilities	77,902	50,000				127,902

Total liabilities	36,596,505	5,336,275		(5,162,391)		36,770,389

Preferred stock of subsidiary				2,935,000	(e)	2,935,000

Stockholders’ equity:

				(2,935	)(e)

Preferred stock		9,585		(6,650	)(a)

				154	(f)

Common stock	763,884	1,250		(1,250	)(a)	764,038

				(2,902,993	)(a)

				1,575,326	(f)

Additional paid-in capital	57,434,192	5,835,058		(2,932,065	)(e)	59,009,518

Accumulated deficiency	(18,602,491)	(5,648,315)		5,648,315		(18,602,491)

Total stockholders’ equity	39,595,585	197,578		1,377,902		41,171,065

Total liabilities and stockholders’ equity	$76,192,090	$5,533,853		$(849,489)		$80,876,454

Micro General Corporation
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2000

		From			Year
		May 12, 2000			Ended December
	For the Year	(inception)			31, 2000
	Ended December	through December 31,			Combined
	31, 2000	2000	Pro Forma		Micro General
	Micro General	RealEC	Adjustments		& RealEC

Revenues:

Software, hardware and maintenance revenues	$14,566,478				$14,566,478

Service and consulting revenues	54,397,481	2,275,495	(2,250,829	)(g)	54,422,147

Telecommunication service revenues	44,277,645		(75,109	)(c)	44,202,536

Total revenues	113,241,604	2,275,495	(2,325,938)		113,191,161

Cost of sales:

Software, hardware and maintenance cost of sales	6,879,179				6,879,179

Service and consulting cost of sales	34,859,301	2,134,319	(1,164,573	)(g)	35,829,047

Telecommunication service cost of sales	46,214,903		(75,109	)(c)	46,139,794

Total cost of sales	87,953,383	2,134,319	(1,239,682)		88,848,020

Gross profit	25,288,221	141,176	(1,086,256)		24,343,141

Selling, general and administrative expenses	19,140,008	1,119,284			20,259,292
Amortization of goodwill	2,459,526		325,000	(g)	2,784,526

Operating income (loss)	3,688,687	(978,108)	(1,411,256)		1,299,323

Joint venture loss	578,045	1,086,256	(1,086,256)		578,045

Interest (income) expense, net	1,090,679	(3,051)			1,087,628

Net income (loss)	2,019,963	(2,061,313)	(325,000)		(366,350)

Income tax expense	26,618				26,618

Net income (loss)	$1,993,345	(2,061,313)	(325,000)		$(392,968)

Income (loss) per share — basic	$0.14				$(.03)

Income (loss) per share — diluted	$0.12				$(.03)

Number of shares used in per share computations - Basic	14,303,831		153,893	(f)	14,457,724

Diluted	16,035,432				14,457,724

Micro General Corporation
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2001

					Combined
	Micro General	RealEC	Pro Forma		Micro General
	9/30/01	9/30/01	Adjustments		& RealEC

Revenues:

Software, hardware and maintenance revenues	$13,344,743				$13,344,743

Service and consulting revenues	67,386,718	1,749,766	(113,307	)(c)	69,023,177

Telecommunication service revenues	20,662,031		(38,305	)(c)	20,623,726

Total revenues	101,393,492	1,749,766	(151,612)		102,991,646

Cost of sales:

Software, hardware and maintenance cost of sales	7,883,321				7,883,321

Service and consulting cost of sales	42,321,780	873,383	(113,307	)(c)	43,081,856

Telecommunication service cost of sales	21,490,719		(38,305	)(c)	21,452,414

Total cost of sales	71,695,820	873,383	(151,612)		72,417,591

Gross profit	29,697,672	876,383			30,574,055

Selling, general and administrative expenses	16,078,182	3,947,240			20,025,422

Amortization of goodwill	1,634,831	395,000			2,029,831

Operating income (loss)	11,984,659	(3,465,857)			8,518,802

Interest expense, net	601,251	121,145			722,396

Net income (loss)	11,383,408	(3,587,002)			7,796,406

Income tax expense	2,902,769				2,902,769

Net income (loss)	$8,480,639	(3,587,002)			$4,893,637

Income per share — basic	$0.57				$0.33

Income per share — diluted	$0.51				$0.29

Number of shares used in per share computations - Basic	14,769,845		153,893	(f)	14,923,738

Diluted	16,522,405		153,893	(f)	16,676,298

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION

         The following unaudited pro forma condensed combined consolidated financial information is based upon the historical financial statements of Micro General Corporation (the Company) and RealEC Technologies, Inc. (RealEC) and has been prepared to illustrate the effects of the acquisition of RealEC which was effective November 1, 2001.

         The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2001, gives effect to the RealEC acquisition, as if the acquisition had been completed on September 30, 2001 and was prepared based upon the unaudited balance sheets of the Company and RealEC as of September 30, 2001.

         The unaudited pro forma combined condensed consolidated statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000 give effect to the transaction described above as if the transaction had been completed at the beginning of the fiscal years mentioned. The unaudited pro forma combined condensed consolidated statement of operations for the nine month period ended September 30, 2001 was prepared based upon the separate unaudited financial statements of the Company and RealEC for the nine month period ended September 30, 2001. The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2000 was prepared based on separate historical consolidated financial statements of the Company and RealEC for the year ended December 31, 2000.

         The unaudited pro forma combined condensed consolidated financial information is provided for comparative purposes only and is not indicative of the results of operations or financial position of the combined companies that would have occurred had the acquisition of RealEC occurred at the beginning of the period presented or on the date indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The unaudited pro forma combined condensed consolidated financial information and the related notes thereto should be read in conjunction with the Company’s consolidated financial statements and the related notes, included in the Company’s fiscal 2000 Form 10-K and fiscal 2001 third quarter Form 10-Q, and the financial statements of RealEC which are listed in item 7(a) above. The RealEC financial information has been prepared in accordance with generally accepted accounting principles and include all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation.

         The RealEC acquisition is accounted for using the purchase method of accounting. Accordingly, the Company’s cost of acquiring RealEC is allocated to the assets acquired and the liabilities assumed according to their estimated fair values as of the date of the RealEC acquisition.

2. PRO FORMA ASSUMPTIONS

         The following represents the allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of RealEC at December 31, 2000, and is included for illustrative pro forma purposes only.

Purchase Price			$1,625,480	(2)

Fair value of net liabilities assumed:
Net shareholders’ equity at September 30, 2001		$197,578

Adjustments to historical equity:
Eliminate goodwill	$(2,237,383)

Reclass preferred stock outstanding:
Held by Stewart	(2,935,000)
Held by Micro General	(1,660,893)
Eliminate Micro General’s allowance against intercompany receivable from RealEC, Inc.	3,662,391 (1)

		(3,170,885)

			2,973,307

Goodwill			$4,598,787

(1)	Represents trade accounts payable due to Micro General from RealEC of $5,162,391 less the $1,500,000 of net receivable recorded by Micro General from RealEC.
(2)	The purchase price of RealEC consists of 153,893 shares of restricted Micro General Corporation common stock valued at $1,575,480 based upon the average price of the Company’s stock price, less a 10% discount reflecting the restricted nature of the Company's shares granted to effect the purchase plus $50,000 in transaction costs.

3. PRO FORMA ADJUSTMENTS

         The pro forma information reflects the following adjustments:

a)	To reflect the excess of acquisition cost over the estimated fair value of the net liabilities acquired (goodwill) and the elimination of RealEC’s equity accounts against the Micro General Corporation investment in RealEC.

	Trade accounts receivable from RealEC	$5,162,391
	Micro General's allowance against receivable from RealEC	(3,662,391)
	Note receivable due from RealEC	50,000

$1,550,000

b)	To accrue transaction costs.

c)	To eliminate intercompany revenues and costs.

d)	To eliminate inter-affiliate trade accounts and notes.

e)	To reclass third party ownership of preferred stock to mezzanine section of balance sheet.

f)	To reflect issuance of 153,893 shares of Micro General restricted common stock issued to acquire RealEC Technologies, Inc.

g)	To record pro forma adjustments assuming acquisition of the remaining 50% of the joint venture had occurred at May 12 (inception). The adjustment includes the elimination of intercompany revenues between RealEC and the joint venture of $2,250,829 and the related cost of revenues of $1,164,573 and the recognition of the amortization of goodwill of $325,000.

4. PRO FORMA EARNINGS PER SHARE

         Basic and diluted earnings per share for the nine month period ended September 30, 2001 was calculated by dividing pro forma net income by the shares used to calculate earnings per share in the historical period plus the effect of the shares, which were exchanged in connection with the acquisition of RealEC. Basic and diluted loss per share for the period from May 12, 2000 (inception) through December 31, 2000 was calculated by dividing net loss by the basic shares used to calculate earnings per share in the historical period, plus the effect of the shares which were exchanged in connection with the acquisition of RealEC, Inc. Historical diluted shares were not included in the 2000 calculation as the result would be anti-dilutive.

Independent Auditors’ Report

The Board of Directors
RealEC Technologies, Inc.:

We have audited the accompanying consolidated balance sheet of RealEC Technologies, Inc. and subsidiary as of December 31, 2000 and the related consolidated statements of operations, shareholders’ equity and cash flows for the period from May 12, 2000 (inception) through December 31, 2000. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RealEC Technologies, Inc. and subsidiary as of December 31, 2000 and the results of their operations and their cash flows for the period from May 12, 2000 (inception) through December 31, 2000 in conformity with auditing standards generally accepted in the United States of America.

KPMG LLP

Los Angeles, California
February 18, 2002

RealEC TECHNOLOGIES, INC.

Consolidated Balance Sheet

December 31, 2000

2000

Assets

Current Assets:

Cash and cash equivalents	$40,831

Trade accounts receivable due from related parties	248,995

Prepaid expense and other current assets	13,145

Total current assets	302,971

Property and equipment, net	1,131,969

Capitalized software, net of accumulated amortization of $136,824	1,346,094

Goodwill	2,632,383

$5,413,417

Liabilities and Shareholders’ Equity

Current Liabilities:

Accounts payable and accrued expenses	$32,226

Trade accounts payable due to affiliate	1,195,951

Deferred revenue	300,000

Income and other taxes payable	660

Total current liabilities	1,528,837

Notes payable	100,000

Total liabilities	1,628,837

Shareholders’ equity:

Series A preferred stock, $.001 par value. Authorized 10,000,000 shares; issued and outstanding 9,585,000 at December 31, 2000	9,585

Common stock, $.001 par value. Authorized 40,000,000 shares; issued and outstanding 1,250,000 shares at December 31, 2000	1,250

Additional paid-in capital	5,835,058

Accumulated deficiency	(2,061,313)

Net shareholders’ equity	3,784,580

Commitments (note 3)

Subsequent event (note 9)

$5,413,417

See accompanying notes to consolidated financial statements.

RealEC TECHNOLOGIES, INC.

Consolidated Statement of Operations

Period from May 12, 2000 (inception) through December 31, 2000

Period from
May 12, 2000
(inception)
through
December 31,
2000

Revenues
Related parties	$2,250,829
Third parties	24,666

Total revenues	2,275,495

Cost of sales	2,134,319

Gross Profit	141,176

Selling, general and administrative expenses	1,119,284

Operating loss	(978,108)

Loss from equity investee	(1,086,256)

Interest income	3,051

Loss before income taxes	(2,061,313)

Income taxes	—

Net loss	$(2,061,313)

See accompanying notes to consolidated financial statements.

RealEC TECHNOLOGIES, INC.

Consolidated Statement of Shareholders’ Equity

Period from May 12, 2000 (inception) through December 31, 2000

	Series A
	preferred stock		Common stock		Additional		Net
					paid-in	Accumulated	shareholders’
	Shares	Amount	Shares	Amount	capital	deficiency	equity

Issuance of preferred stock	6,500,000	$6,500	—	$—	$1,504,393	$—	$1,510,893

Sale of common stock	—	—	1,250,000	1,250	1,248,750	—	1,250,000

Exchange of preferred stock for intellectual property rights	150,000	150	—	—	149,850	—	150,000

Exchange of preferred stock for 50% of equity investee	2,935,000	2,935	—	—	2,932,065	—	2,935,000

Net loss	—	—	—	—	—	(2,061,313)	(2,061,313)

Balance at December 31, 2000	9,585,000	$9,585	1,250,000	$1,250	$5,835,058	$(2,061,313)	$3,784,580

See accompanying notes to consolidated financial statements.

RealEC Technologies, Inc.

Consolidated Statements of Cash Flows

Period from May 12, 2000 (inception) through December 31, 2000

Period from
May 12, 2000
(inception)
through
December 31,
2000

Cash flows from operating activities:

Net loss	$(2,061,313)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	15,242

Changes in assets and liabilities:

Prepaid expenses and other current assets	(3,074)

Accounts payable and accrued expenses	26,005

Trade accounts payable to affiliates	1,195,951

Net cash (used) in operating activities	(827,189)

Cash flows used in investing activities — Acquisition of property and equipment	(381,980)

Cash flows from financing activities — Proceeds from issuance of common stock	1,250,000

Net increase in cash and cash equivalents	40,831

Cash and cash equivalents at beginning of year	—

Cash and cash equivalents at end of year	$40,831

Supplemental disclosure of noncash investing and financing activities:

Series A preferred shares issued for 50% interest in equity investee	$1,510,893

Series A preferred shares issued for intellectual property rights	$150,000

Note payable issued in exchange for capitalized software developed	$100,000

Series A preferred shares issued for acquisition of remaining 50% interest in equity investee	$2,935,000

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000

(1) Summary of Significant Accounting Policies

  (a)  Organization

RealEC Technologies, Inc. (the Company) was incorporated on May 12, 2000 in the state of Delaware as TXMnet, Inc. On February 14, 2001, the Company changed its name to RealEC Technologies, Inc. On May 19, 2000, MicroGeneral Corporation, an affiliated Company, contributed its fifty-percent ownership of RealEC, Inc. valued at $1,510,893 in exchange for 6,500,000 shares of the Company’s series A preferred stock to capitalize the Company. The investment in RealEC, Inc. was accounted for using the equity method of accounting until the Company purchased the remaining 50% of RealEC, Inc. on December 31, 2000 in exchange for 2,935,000 shares of its Series A Preferred Stock, at which time RealEC, Inc. became a wholly owned and consolidated subsidiary of RealEC Technologies, Inc. On November 1, 2000, the same affiliated Company contributed certain rights pursuant to a software license and consulting agreement in exchange for an additional 150,000 shares.

The Company provides an intelligent, electronic exchange for mortgage loan originators, realtors and settlement services providers. The Company’s products are designed to facilitate the origination, servicing and closing of real estate transactions. RealEC provides integration services, installation resources, sales management, and customer/help desk support to service providers in the mortgage loan business.

(See also note 4 related party transactions and note 6 shareholders’ equity).

  (b)  Cash and Cash Equivalents

         Cash and cash equivalents include cash on deposit with banks with original maturities of three months or less.

  (c) Accounts Receivable

         The carrying amounts reported in the consolidated balance sheets for accounts receivable approximate their fair value.

  (d) Property and Equipment

         Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over an estimated useful life of five years. Amortization of leasehold improvements is charged to expense on a straight-line basis over the shorter of the estimated useful lives of the assets or the term of the underlying lease.

  (e) Capitalized Software Development Costs

         Software development costs incurred after the establishment of technological feasibility are capitalized and later amortized using the greater of the straight-line method or based on the estimated revenue distribution over the remaining estimated economic life of the products. Such policy results in the Company amortizing its capitalized software development costs over an estimated economic life of three to seven years. Capitalized software development costs at December 31, 2000 were $1,346,094 net of accumulated amortization of $136,824. The Company periodically assesses the recoverability of the cost of its capitalized software development costs based on an analysis of the cash flows generated by the underlying assets.

  (f) Goodwill

         Goodwill is the excess of the purchase price paid over the fair value of the net assets of the acquired company at the date of acquisition and is amortized ratably over an estimated useful life of five years. As the RealEC, Inc. acquisition occurred on December 31, 2000, no amortization expense has been recognized for the period from May 12, 2000 (inception) to December 31, 2000. The Company periodically assesses the recoverability of its cost in excess of net assets acquired based on an analysis of the undiscounted cash flows generated by the underlying assets. In the opinion of management, no impairment of cost in excess of net assets acquired has occurred at December 31, 2000 (see note 8).

  (g) Revenue Recognition

         Revenues from consulting, development and administrative services are recognized as the related services are performed.

         The Company received cash from an affiliated company for a software license that was not delivered until 2001. The amount received appears as deferred revenue on the consolidated balance sheet.

  (h) Income Taxes

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. (“Statement”) 109, “Accounting for Income Taxes.” Statement 109 provides that deferred tax assets and liabilities be recognized for temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities and expected benefits of utilizing net operating loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The impact on deferred taxes of changes in tax rates and laws, if any, are applied to the years during which temporary differences are expected to be settled and reflected in the financial statements in the period enacted.

         The Company has established a full valuation allowance against its deferred tax assets relating to temporary differences for depreciation and amortization expense and the net operating loss generated since inception on May 12, 2000, as it is more likely than not that the deferred tax asset will not be realized. Net operating tax loss carryforwards of approximately $2 million will expire in 20 years.

  (i) Management Estimates

         The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (j) New Accounting Pronouncements

         In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations”, and SFAS No. 142, “Goodwill and Other Intangible Assets.” The Company is required to adopt the provisions of SFAS No. 141 immediately. SFAS No. 141 requires that all business combinations be accounted for under a single method — the purchase method. Use of the pooling-of-interests method is no longer permitted. SFAS No. 141 required that the purchase method be used for business combinations initiated after June 30, 2001. SFAS No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. Under SFAS No. 142, the amortization of goodwill ceases upon adoption of the Statement, is effective for fiscal years beginning after December 15, 2001 and shall be initially applied at the beginning of a fiscal year.

         The Company will adopt SFAS No. 142 as of January 1, 2002. The Company does not anticipate that impairment charges will be recorded upon adoption or application of SFAS No. 142.

(2) Property and Equipment

         A summary of property and equipment follows:

December 31, 2000

Computer equipment	$1,001,280

Software	194,041

Furniture and fixtures	10,569

Leasehold improvements	4,595

1,210,485
Less accumulated depreciation	78,516

$1,131,969

(3) Commitments and Contingencies

  (a) Lease Commitments

         The Company leases facilities and equipment under various leases. Future minimum noncancelable operating leases subleased from related parties, Micro General and Escrow.com, and with non-related parties are as follows:

	Related Party	Non-Related Party

Year ending December 31:

2001	$107,322	$168,826

2002	189,400	157,125

2003	138,103	—

2004	65,599	—

Thereafter	—	—

Total minimum lease payments	$500,424	$325,951

         Rent expense was approximately $109,000 in 2000. Of this amount $29,000 was related to a facility sublease with Micro General.

  (b) Litigation

         To its knowledge, the Company is not involved in any claims and legal actions arising in the course of business.

(4) Related Party Transactions

         As described in note 1, the Company’s primary source of revenue is fees resulting from consulting, development and administrative services provided to affiliated companies. The Company billed its equity investee, RealEC, Inc. for consulting, development and administrative services in the amount of $2,250,829 for the period from inception to December 31, 2000.

         On May 19, 2000 the Company issued to Micro General Corporation, a Delaware Corporation (“Micro General”) 6,500,000 shares of it Series A Preferred Stock, $.001 par value per share as consideration for the transfer of certain assets including Micro General’s 50% interest in RealEC, Inc. The Company also granted to Micro General a right of first refusal to purchase Micro General’s pro rata share of certain subsequent issuances of the Company’s securities.

         On June 9, 2000 the Company entered into a Common Stock Purchase Agreement with MGEN Tech Fund I (the “Fund”). The Fund is an investment group whose general partner is Ratisbon, LLC whose sole member and certain limited partners consist of officers and directors of Micro General, a related party. The Company issued to the Fund, 1,000,000 shares of its Common Stock, at a purchase price of $1.00 per share. The Common Stock was issued in exchange for cash. On this same date, the Company executed an Investors’ Rights Agreement with the Fund and Micro General which granted these investors first refusal rights to purchase a pro rata share of certain subsequent issuances of the Company's securities and securities that may be offered by an existing shareholder to protect the investors from potential dilution from subsequent issuances. The agreement also granted the investors demand registration rights upon the completion of an initial public offering.

         On July 18, 2000, the Company granted 1,425,000 non-qualified stock options to officers and directors of the Company who are also officers and directors of Micro General. The options were granted at $1.00 per share, the estimated fair market value on the date of grant.

         On September 28, 2000 the Company issued to Beyond Ventures, LLC 250,000 shares of its Common Stock at $1.00 per share. The Managing Partner of Beyond Ventures is a director of Micro General Corporation, a related party. The Common Stock was issued in exchange for cash. The Company executed an agreement with Beyond Ventures and the other existing shareholders granting all investors a right of first refusal to purchase its pro rata share of certain subsequent issuances of the Company's securities and also a right of refusal to purchase shares of the Company's securities that may be offered by these existing shareholders.

         On November 1, 2000 the Company issued to Micro General an additional 150,000 shares of its Series A Preferred Stock as consideration for Micro General’s assignment of certain intellectual property rights.

         On December 31, 2000 a stock purchase agreement was entered into between Stewart Title Company (“Stewart Title”) and TXMNet (now known as RealEC Technologies, Inc.) whereby Stewart Title assigned and transferred to TXMNet their right, title and interest in 1,000 shares of RealEC Inc. These 1,000 shares of RealEC, Inc represented the remaining 50% of the outstanding capital of RealEC Inc. TXMNet sold to Stewart Title 2,935,000 shares of Series A Preferred Stock, $0.001 par value per share, then representing 30% of the outstanding and issued Preferred Series A stock of TXMNet. The stock was recorded at estimated fair value. On December 31, 2000, the Company and the existing common and preferred shareholders executed the first amendment to the original June 9, 2000 Investors’ Rights Agreement to include both Beyond Ventures, L.L.C. and Stewart Title as named investors to the rights agreement. The amendment added Stewart Title and Beyond Ventures as investors granted first refusal rights to purchase a pro rata share of certain subsequent issuances of the Company's securities to protect the investors from potential dilution from subsequent issuances or sales by existing shareholders. The investors rights agreement also granted to Stewart Title the right to elect to the Company's board of directors a Stewart Title designatee.

         On December 31, 2000 a Termination Agreement was reached among Micro General, Stewart Title and TXMNet, Inc. which dissolved the RealEC joint venture and mutually released each other from claims which were connected with the joint venture.

(5) Notes Payable

         The Company has two long-term notes payable to Micro General and Stewart Title for $50,000 each. The notes earn 7% interest annually. There is no set payment date for principal.

         The carrying value of notes payable to affiliates approximates fair value at December 31, 2000 due to the fact that the interest rates paid on the notes payable to affiliates approximate market rates for similar notes.

(6) Stockholder’s Equity

Common Stock

         On June 9, 2000 the Company entered a Common Stock Purchase Agreement with the Fund whereby it issued 1,000,000 shares of its Common Stock, $0.001 par value per share at a purchase price of $1.00 per share. The common stock was issued in exchange for cash.

         On September 28, 2000 the Company issued to Beyond Ventures, LLC 250,000 shares of its Common Stock, at a purchase price of $1.00 per share. The Common Stock was issued in exchange for cash.

Capital Structure

         On October 19, 2001, the Company amended its articles of incorporation and increased its authorized preferred shares from 10,000,000 to 18,000,000. The Company designated the increased 8,000,000 shares as Series B Preferred Stock.

Preferred Stock

         The Company’s Board of Directors has authorized the issuance of up to 18,000,000 shares of Preferred Stock, of which 10,00,000 shares have been designated as Series A Preferred Stock. All Preferred Stock is subject to certain transfer restrictions, including the Company’s right to repurchase any shares offered for sale.

         On May 19, 2000 the Company issued to Micro General 6,500,000 shares of it Series A Preferred Stock, $.001 par value per share of its Series A Preferred Stock as consideration for the transfer of certain assets, primarily its investment in RealEC, Inc. The transaction was recorded at $1,510,893, the net book value of the assets received. The company also granted to Micro General a right of first refusal to purchase Micro General’s pro rata share of certain subsequent issuances of the Corporation’s securities.

         On November 1, 2000 the Company issued to Micro General an additional 150,000 shares of its Series A Preferred Stock as consideration for Micro General’s assignment of certain intellectual property rights.

         On December 31, 2000 a stock purchase agreement was entered into between Stewart Title and TXMNet whereby Stewart Title assigned and transferred to TXMNet (now known as RealEC Technologies, Inc.) their right, title and interest in RealEC, Inc. consisting of 1,000 shares of common stock. These 1,000 shares of RealEC, Inc. represented 50% of the remaining outstanding capital of RealEC, Inc. TXMNet exchanged 2,935,000 shares, valued at $1.00 per share, of Series A Preferred Stock, $0.001 par value per share, then representing 30% of the outstanding and issued Preferred Series A stock of TXMNet for the 1,000 shares of RealEC common stock.

         The rights, preferences and privileges of the Preferred Stock are listed below.

         Conversion Rights

         Each share of Series A Preferred Stock and Series B Preferred Stock is convertible, at the option of the holder, into common stock at a conversion ratio of 1:1. Each share of Series A and Series B Preferred Stock shall automatically be converted into a number of Common Stock upon the (a) closing of a firm commitment underwritten public offering, (b) upon vote or written consent of holder of not less than a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock voting together as a class, or (c) on the fifth anniversary of the date the Series A and Series B Preferred Stock were issued by the Company.

         Dividends

         Series A and Series B preferred shareholders are entitled to receive non-cumulative dividends at the rate $.05 per annum per share of Series A Preferred Stock, and at the rate of $.065 per share of Series B Preferred Stock, when and if, declared by the Board of Directors. In the event that a cash dividend is declared by the Board of Directors at any time prior to June 1, 2003, each holder of Series A Preferred Stock and Series B Preferred Stock may elect, at their option, to have such dividend paid in either cash or in a number of additional shares of Series A Preferred Stock or Series B Preferred Stock equal to the amount of such dividend. Both the Series A and Series B preferred stock is non-voting.

         Liquidation

         In the event of a liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock are entitled to receive the greater of $1.00 per share plus all accrued or declared but unpaid dividends, if any, but before common shareholders or an amount each share of outstanding Series A Preferred Stock would be entitled to if immediately prior to such liquidation, dissolution, or winding up of the Company, such share is converted into common stock plus any declared but unpaid dividends. Series B Preferred Stock are entitled to receive the greater of $1.305 per share plus all accrued or declared but unpaid dividends, if any, but before common shareholders or an amount each share of outstanding Series B Preferred Stock would be entitled to if immediately prior to such liquidation, dissolution, or winding up of the Company, such share is converted into common stock plus any declared but unpaid dividends.

(7) Employee Benefit Plan

         The Company sponsored employee benefits include a stock option plan. Employees also participate in the Micro General 401(k) plan, Employee Stock Purchase Plan, and medical insurance programs.

         On May 19, 2000, the Board of Directors approved the adoption of the 2000 Stock Incentive Plan (“2000 Plan”). The 2000 Plan authorizes up to 5,000,000 shares of Common Stock for issuance under the terms of the 2000 Plan. The authorized number of shares is subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company. The 2000 Plan provides for grants of “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options and rights to purchase shares of common stock (“Purchase Rights”). Incentive stock options, nonqualified stock options and Purchase Rights may be granted to officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company). Nonqualified stock options and Purchase Rights may be granted to officers and other key employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company), and service providers. On July 18, 2000 the Board granted 1,225,000 non-qualified stock options to officers and directors of the Company and 200,000 incentive stock options to the President of the Company.

The options were granted at $1.00 per share, the estimated fair market value on the date of grant, leaving 3,575,000 shares available for grant at December 31, 2000 under the 2000 Plan. (See note 4 related party transactions)

         The Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“Opinion 25”), and related Interpretations in accounting for its employee stock options. As discussed below, in management’s opinion, the alternative fair value accounting provided for under Statement 123, “Accounting for Stock Based Compensation,” requires use of option valuation models that were not developed for use in valuing employee stock options. Under Opinion 25, because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that do not have vesting restrictions and is fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the value of an estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         Pro forma information regarding net earnings and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using the minimum-value method with the following weighted-average assumptions: risk-free interest rate of 6.0%, expected dividend yield of zero, and an expected life of 10 years.

         The Company applies APB Opinion 25 in accounting for its plans, and accordingly, no compensation cost has been recognized for stock options granted to its employees and non-employee directors in the consolidated financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company’s net earnings for 2000 would have been reduced to the proforma amounts indicated below:

2000

Net loss:

As reported	$(2,061,313)

Pro forma	(2,134,984)

(8) Acquisitions

         As discussed in notes 1 and 4, the Company acquired 50% of RealEC, Inc. from Micro General in May 2000 in exchange for 6,500,000 shares of the Company's Series A Preferred Stock and acquired the remaining 50% from Stewart Title Corporation in December of 2000 in exchange for 2,935,000 shares of the Company's Series A Preferred Stock. RealEC, Inc. was accounted for under the equity method of accounting from inception of the company through December 2000, when the remaining 50% interest was acquired. Effective 12/31/00 RealEC, Inc. is consolidated with the Company.

         The assets acquired, including goodwill, and liabilities assumed from Stewart Title were as follows:

Purchase Price		$2,985,000

Fair value of net assets acquired:

Assets acquired at fair value	$2,494,814

Liabilities assumed at fair value	(1,717,558)
Net investment in equity investee	(424,639)

		352,617

Goodwill		2,632,383

         Acquired assets consist primarily of computer equipment and capitalized software.

         Selected unaudited pro forma combined results of operations for the year ended December 31, 2000 assuming the acquisition occurred at inception are presented as follows:

Year ended
December 31, 2000

Total Revenue	$ 666,000

Net Loss	(3,473,000)

         Eighty percent (80%) of RealEC, Inc.'s revenues are generated from one outside customer and the remaining 20% from Stewart Title and Fidelity National Financial, Inc. (majority owner of Micro General).

(9) Subsequent events

         On October 25, 2001, Land America signed an agreement with the Company, Micro General and Stewart Title Corporation to invest $4 million in the Company in exchange for 3,065,000 shares of Series B preferred stock. Terms of the agreement include the payment of $1.5 million of this investment to the Micro General as repayment of funds advanced by Micro General to RealEC Technologies. Micro General has agreed as of October 25, 2001, to turn the remaining $3.8 million owed from the Company into a convertible note having a term of 20 months and bearing interest of 7% annually. The note is convertible into Series B Preferred Stock at $1.305. As of October 25, 2001, assuming conversion of the non voting convertible preferred stock into common stock, Micro General would have a 47% ownership in RealEC Technologies, Stewart Title Corporation would have a 22% ownership, Land America would have a 22% ownership, and the remaining 9% ownership by other investors

          The Series B Preferred Stock Purchase Agreement between RealEC Technologies, Inc. and LandAmerica Financial Group, Inc. required the execution of an Investor’s Right Agreement, a Right of First Refusal Agreement, the receipt by the Company of a Waiver of Pro-Rata Rights from Micro General, MGEN Tech Fund I, LP, Beyond Ventures, LLC and Stewart Title, and a Warrant to Purchase Common Stock. It also contains a restriction on the Company from issuing New Securities at a per share price less than $1.305 for a period of twelve months after the date of the agreement. The Investor's Rights Agreement, as amended, contains certain protective provisions for the investors whereby the Company must obtain a two-thirds vote from the Series A and B preferred shareholders' prior to the execution of certain decisions or events, such as disposal of Company assets. The agreement also grants to LandAmerica the right to designate 2 members of the board of directors. Stewart was granted the right to designate 2 members and Micro General was granted to right to designate 3 members of the board of directors.

         On October 25, 2001, the Company executed a software and business rights agreement with LandAmerica, Stewart, Micro General and Fidelity National Financial, Inc, (majority owner of Micro General) named the “preferred parties.” Under the terms of the agreement, as long as the preferred parties own 5 percent of the outstanding capital stock on a fully diluted basis, they are granted certain rights. Such rights include rights to the software source code, a license to use the software internally, preferred pricing terms on services, and the right to be included as a party to any business agreement involving the Company. The agreement also provides that no later than 20 days following the conversion of any portion of the Convertible Promissory Note dated October 25, 2001 between the Company and Micro General, that Stewart and LandAmerica shall be entitled to purchase up to 20% of the total shares issuable to Micro General at a conversion price of $1.305 per share. Under the terms of the agreement, Micro General agreed to extend to the Company a line of credit commitment should the Company have insufficient funds to cover the amount of negative cash flow from operations for any given month through July 31, 2003 and the board of directors determines that the Company is unable to obtain additional funds through equity or debt financings. Under such conditions, Micro General shall provide the Company with a nonrevolving line of credit up to $1.5 million.

          On October 25, 2001, the Company granted LandAmerica a warrant to purchase up to 393,750 RealEC Technologies’ common stock at $1.305 per share. The warrants vest and become exercisable on a 4 to 1 ratio. Each time 4 options of the outstanding 1,425,000 options at October 25, 2001 are exercised, one share will vest under the warrant up to a maximum of the warrant grant of 393,750 shares.

         On October 25, 2001 pursuant to a stock transfer agreement, Micro General transferred 130,000 shares of its RealEC Series A Preferred Stock to Stewart Title.

         On October 25, 2001, the Company granted Stewart Title a warrant to purchase 200,000 shares of the Company's common stock at a price of $1.305 per share.

         Effective November 1, 2001, Micro General, pursuant to Stock Purchase Agreements with Beyond Ventures, LLC and MGEN Tech Fund I, L.P., acquired 100 percent of the common stock (1,250,000 shares) of RealEC Technologies, Inc., for $1.305 a share. Combined with Micro General's convertible preferred stock position they now own 64 percent of RealEC Technologies on an “as if” converted basis assuming conversion of all convertible preferred stock and the Convertible note. Effective November 1, 2001, Micro General has consolidated RealEC Technologies results with its results of operations.

         On December 13, 2001, the Company granted 685,000 options to employees under its 2000 Stock Incentive Plan. The options were granted at fair market value of $1.305 per share on date of grant and vest over three years, one-third on each anniversary date.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO GENERAL CORPORATION

Dated: February 26, 2002	/s/ Joe Root

Joe Root Senior Vice President General Counsel and Corporate Secretary

Exhibit
Index	Description

23.1	Consent of KPMG LLP, with respect to the audited consolidated financial statements of RealEC Technologies, Inc. and its subsidiary.
99.1	Stock Purchase Agreement with Beyond Ventures, LLC dated November 1, 2001 (incorporated by reference from Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed December 19, 2001).
99.2	Stock Purchase Agreement with MGEN Tech Fund I, L.P., dated November 1, 2001 (incorporated by reference from Exhibit 99.2 to the Registrant's Current Report on Form 8-K filed December 19, 2001).
99.3	Press Release of the Registrant dated December 13, 2001, announcing the acquisition of RealEC Technologies, Inc., a Delaware corporation (incorporated by reference from Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed December 19, 2001).